Exhibit 99.1
NAREIT REITWeek Presentation June 2011

Safe Harbor In keeping with the SEC's "Safe Harbor" guidelines, certain statements made during this presentation could be considered forward-looking and subject to certain risks and uncertainties that could cause results to differ materially from those projected. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, projected operating results, and projected capital expenditures. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy, and the degree and nature of our competition. These and other risk factors are more fully discussed in the Company's filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. EBITDA, FFO, AFFO, CAD and other terms are non-GAAP measures, reconciliations of which have been provided in prior earnings releases and filings with the SEC. This overview is for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy or sell, any securities of Ashford Hospitality Trust, Inc. and may not be relied upon in connection with the purchase or sale of any such security. 2

Overview Now is the time to be investing in lodging : Still early in the cyclical recovery Strong RevPAR / EBITDA growth forecasted Ashford is best positioned to take advantage of the up-cycle: Diverse, high-quality portfolio Best-in-class asset management Laddered debt maturities Effective interest rate hedges Materially reduced share count AFFO per share outperformance Accretive Highland transaction Attractive dividend yield and coverage Total shareholder return outperformance Highly-aligned management team 3

Attractive Supply/Demand Imbalance Demand increase is currently expected to outpace supply increase through 2014 4 Source: Smith Travel / PKF Research (forecast)

Attractive Industry Fundamentals 5 Source: Smith Travel Research (non- seasonally adjusted nominal monthly figures)

PKF's Nominal US RevPAR Forecast 6 5-Year RevPAR Growth CAGR: 7.0% Source: Smith Travel Research / PKF Research (forecast)

Ashford Snapshot 7 Portfolio Statistics Total Enterprise Value $4.5 B Total Gross Assets $5.0 B Peer Comparison 2nd Largest # of Hotels 125 # of Owned Rooms 26,257 # of Property Managers 6 $ ADR $131.94 $ RevPAR $92.20 RevPAR Growth % 7.6% Financial Statistics Recent Share Price $14.01 (6/2/11) # Fully Diluted Shares 77.3 M Leverage Ratio 60.9% Debt Wtd. Avg. Maturity 4.6 Years Debt Wtd. Avg. Cost 3.19% Quarterly Dividend $0.10 Dividend Yield 2.9% TTM AFFO per Share $1.60 Dividend Coverage 4.0x

Broad Geography Ashford's geographic footprint encompasses 30 states and Washington DC 8 WEST COAST MIDDLE AMERICA TEXAS EAST COAST West Coast includes Alaska EBITDA by Region EAST COAST: 50% WEST COAST: 26% TEXAS: 9% MIDDLE AMERICA: 15%

MSA The vast majority of Ashford's EBITDA comes from top 25 markets, with 90% coming from top 50 markets 9

Chain Scale Approximately 60% of Ashford's EBITDA comes from luxury & upper upscale assets 10

Brand Family Nearly 85% of Ashford's EBITDA comes from Marriott and Hilton branded assets 11

Transient vs. Group vs. Contract Our customers are predominantly transient, with a strong emphasis on corporate business 12

Best-in-Class Asset Management - Flows Ashford consistently beats its peers in hotel EBITDA flow-throughs, and on average ranks #1 among peers over the past four years Ashford's affiliate manager, Remington, gives it a competitive advantage in managing costs over its peers 13 Source: Company filings

Debt Maturity Schedule 14

Impact of Interest Rate Hedges in 2011 15 Principal Interest Expense (est.) Interest Rate (est.) Total Debt $3.3 billion $176 million 5.3% Swap Impact ($31.5 million) Flooridor Impact (if Libor stays below 50 bps in 2011) ($40.5 million) TOTAL $3.3 billion $104 million 3.2% Note: Assumes 30-Day Libor of 25 bps

Significant Industry Dilution 16 Source: Bloomberg Peer Stock Price Index # of Common Shares Issued / (Repurchased)

Significant Shareholder Accretion 17 Source: Bloomberg AHT Stock Price # of Common Shares Issued / (Repurchased)

Significantly Reduced Share Count 18 Source: SNL, Company Filings & Street Research.

Common Stock Buybacks 19 $791M Gain If we were to reissue the 73.6 million shares repurchased, it would be a gain of $791 million

Consistent Earnings Growth 20

AFFO per Share Outperformance 21 +27% -73%

Accretive Highland Transaction 22 28 hotel portfolio (19 full-service, 9 select- service) with 8,084 rooms Total consideration of $1.3 billion ($158,000 per key) 2010 EBITDA multiple 13.4x Operational upside 2010 EBITDA flows of 18% vs. AHT's of 104% Remington took over management of 17 assets NOI 36% below peak

Portfolio Upgrade 23

Highland Transaction - Price Per Key Comparison 24 Source: Real Capital Analytics & company filings.

Replacement Cost per Key 25 Source: Estimated based on JP Morgan Research Report Highland was purchased for $158,000 per key - a 44% discount to replacement cost

Recently Reinstated Dividend Ashford reinstated its quarterly common dividend in the 1Q '10 at $0.10 per share, giving it a dividend yield above the peer average 26 Source: Company filings & Bloomberg.

Reinstated Dividend w/ Growth Potential Given the material reduction in our common share count, Ashford is the best positioned lodging REIT to cover and potentially grow its dividend 27 Though Ashford didn't pay a dividend in 2009 & 2010, it could have covered its peak dividend at 1.3x in 2009 & 1.8x in 2010

Total Shareholder Return - AHT Outperformance 28 Source: Bloomberg, assumes dividend reinvestment

Most Highly-Aligned Management Team 29 Source: Company Filings

Conclusion Now is the time to be investing in lodging : Still early in the cyclical recovery Strong RevPAR / EBITDA growth forecasted Ashford is best positioned to take advantage of the up-cycle: Diverse, high-quality portfolio Best-in-class asset management Laddered debt maturities Effective interest rate hedges Materially reduced share count AFFO per share outperformance Accretive Highland transaction Attractive dividend yield and coverage Total shareholder return outperformance Highly-aligned management team 30

NAREIT REITWeek Presentation June 2011